NETJETS                                                          0895
System

                                CITATION V ULTRA
                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (the "Agreement") made and entered into between Executive Jet Sales, Inc. ("EJS" or "Seller"), a Delaware corporation having its principal office and place of business at 625 North Hamilton Rd., Columbus, Ohio 43219, and the individual or entity whose signature and address appears below ("Buyer").

          WITNESSETH;

          WHEREAS, Seller is in the business of purchasing and selling aircraft; and

          WHEREAS, Seller owns the aircraft equipment, warranty rights and log books (the "Aircraft") listed and described on the Schedule attached hereto (the "Schedule"). The Aircraft will be sold in up to sixteen (16) undivided interests of at least six and one quarter percent (6.25%) each; and

          WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer an undivided interest in the Aircraft as set forth on the Schedule (the "Interest") subject to the rights of the owners of the remaining interests in the Aircraft as provided in the Operative Documents as herein defined (the "Additional Interest Owners").

          NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto, desiring legally to be bound, hereby agree as follows:

1.   Purchase of Interest

      1.1 Conveyance of Interest. Subject to the terms and conditions hereof, Seller shall, on the Closing Date (as hereinafter defined), transfer, convey, assign, set over, bargain, sell and deliver unto Buyer, and Buyer shall purchase from Seller, the Interest consisting of an undivided percentage interest as set forth in the Schedule in and to the Aircraft (and all aircraft logbooks and inspection, modification and overhaul records, if any, relating to the Aircraft, and, to the extent assignable, all rights of Seller to service and warranty rights with respect to the Aircraft), subject to the rights of the Additional Interest Owners as provided in the Operative Documents. Seller shall deliver to Buyer, on or prior to the Closing Date, a Bill of Sale in the form prescribed by the Federal Aviation Administration (the "FAA") for the Interest (the "Bill of Sale").

     1.2 Purchase Price. The total purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Interest shall be as set forth in the Schedule, payable as follows:

           (a) The balance of the Purchase Price by wire transfer to Seller on the execution of the Operative Documents; and,

           (b) In the event any sales, use, luxury or similar tax is assessed on Seller with respect to the purchase of the Interest, Buyer hereby covenants and agrees to pay an amount equal to the assessed tax, and any related penalties and interest, to Seller within ten (10) days of receiving notice thereof from Seller, and Seller shall apply such amount to payment of the tax. Buyer may protest such taxes provided it fully indemnifies Seller therefor.

     1.3 Operative Documents. As used herein the term Operative Documents or Documents shall mean the Management Agreement, this Agreement, the Owner's Agreement, the Master Interchange Agreement, the Aircraft Acceptance Form and the Bill of Sale.

     1.4 Anticipated Delivery Date. Seller anticipates that the Aircraft will be ready for delivery on the anticipated delivery date (the "Anticipated Delivery Date") set forth on the Schedule although the actual date for delivery cannot be ascertained at this time. In the event that the Aircraft will not be available for delivery within sixty (60) days after the Anticipated Delivery Date, Buyer may notify Seller, in writing, of its desire to terminate this Agreement, in which event Seller shall promptly refund the Deposit to Buyer and this Agreement shall be null and void and without further effect. In the event Seller notifies Buyer that the Aircraft is available for delivery on or before a date which is not more than sixty (60) days after the Anticipated Delivery Date or such other date as is mutually agreeable to Buyer and Seller and thereafter Buyer unreasonably withholds or delays Buyer's acceptance of the Aircraft or fails to execute the Operative Documents and pay the balance of the Purchase Price for a period of ten (10) days after such date then Seller may retain the deposit as liquidated damages, and not as a penalty, and this Agreement shall be null and void and without further effect.

2.   Representations and Warranties

      2.1 Representations and Warranties of the Seller. Seller represents and warrants to, and covenants and agrees with Buyer, as follows:

           (a) (i) On the Closing Date the Aircraft shall be in a new condition, purchased from its manufacturer within the last sixty (60) days, in good working order and repair and have a valid Certificate of Airworthiness issued by the FAA with all applicable airworthiness directives and inspections current, (ii) no defaults or conditions which, with the passage of time or giving of notice or both, would constitute defaults, exist under any agreement, instrument or document to which Seller is a party, or by which the Aircraft or the Interest is bound.

           (b) On the Closing Date Seller shall own, and by this Agreement and the Bill of Sale shall convey to Buyer, good and marketable title to the Interest free and clear of any and all leases, liens, claims, rights to purchase and encumbrances other than the rights of any Additional Interest Owners as provided in the Operative Documents.

           (c) Seller is a corporation duly and validly organized and existing in good standing under the laws of the state of its incorporation and has all power and authority to own or lease its properties and carry on its business where such properties are located and such business is conducted. Seller has the power and authority to enter into this Agreement, to execute, deliver and receive all other instruments and documents executed and delivered and received in connection with the transactions herein referred to carry out the sale and transfer of the Interest to Buyer and the transactions contemplated hereunder and thereunder. Seller has the power and authority to execute and deliver this Agreement, the Bill of Sale and any other documents and instruments required to be executed and delivered by it.

           (d) There is no action, suit or proceeding pending against Seller before or by any court, administrative agency or other governmental authority which brings into question the validity of, or in any way legally or financially (in the case of performance) impairs, the execution, delivery or performance by Seller of any Document.

           (e) The execution and delivery of the Documents by Seller and the performance by it of its obligations thereunder, including, without limitation, the conveyance of the Interest and the acceptance of the Purchase Price in exchange therefor, have been duly authorized by all necessary corporate action of Seller and do not violate or conflict with
     (i) any provision of Seller's Certificate of Incorporation or By-Laws, or
     (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority.

           (f) The Documents to be executed and delivered by Seller constitute the valid and binding obligations of Seller enforceable in accordance with their respective terms, subject, however, to (i) laws of general application affecting creditors' rights and (ii) judicial discretion, to which equitable remedies are subject.

           (g) Seller is not subject to any restriction (which has not been complied with) or agreement which, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, or be in conflict with, the execution, delivery and consummation of the Documents and transactions therein referred to.

           (h)  The Aircraft has been inspected and maintained within the twelve
     (12) month period preceding the date hereof in accordance with the provisions of FAR 91.409 except to the extent the Aircraft is less than twelve (12) months old and all applicable requirements for maintenance and inspection thereunder have been complied with. Seller acknowledges that Buyer will rely exclusively upon this representation in making a similar representation under the Master Interchange Agreement dated of even date herewith.

           (i) Seller represents the total time on the aircraft and engines is the number of hours listed on the Schedule.

           (j) Seller has not employed, engaged or otherwise dealt with any broker or agent in connection with this Agreement and any commissions payable as a result thereof shall be the sole responsibility of Seller unless such broker or agent has been retained by written agreement by Buyer.

           (k) EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 2.1 OR IN THE BILL OF SALE THERE ARE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, CONCERNING THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, OR THE AIRCRAFT, ITS CONDITION, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS AIRWORTHINESS, ITS DESIGN, ITS OPERATION, ITS MERCHANTABILITY OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. SELLER SHALL, IN NO EVENT, BE LIABLE TO BUYER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES CAUSED, DIRECTLY OR INDIRECTLY, BY THE AIRCRAFT OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, OR ANY DEFICIENCY THEREIN, OR THE USE OR MAINTENANCE THEREOF, OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO EXCEPT AS PROVIDED IN THE OPERATIVE DOCUMENTS.

      2.2. Representations and Warranties of the Buyer. The Buyer represents and warrants to, and agrees with, the Seller as follows:

          (a) Buyer, if a corporation, is duly and validly organized and existing in good standing under the laws of the state of its incorporation.

          (b) Buyer has the power and the authority to enter into the Documents to be executed and delivered by Buyer, and to carry out the transactions contemplated thereunder.

          (c) The execution and delivery of the Documents by Buyer, and the performance of its obligations thereunder have been duly authorized by all necessary action of Buyer and do not violate or conflict with (i) any provision of Buyer's Certificate of Incorporation or By-Laws, if Buyer is a corporation, or (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority. There is no action, suit or proceeding pending or threatened against Buyer before any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, delivery or performance by Buyer of any Document.

          (d) The Documents to be executed and delivered by Buyer constitute the valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, however, to (i) laws of general application affecting creditors' rights and (ii) judicial discretion, to which equitable remedies are subject.

          (e) Buyer is not subject to any restriction or agreement which, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, the execution, delivery and consummation of the Documents and the transactions therein referred to other than restrictions and agreements as to which it has obtained the necessary consents for such execution, delivery and consummation by Buyer.

          (f)   Buyer is a citizen of the United States (as defined in U.S.C.
     (S) 40101, et seq., as amended) and covenants and agrees that it will remain such for so long as it retains the Interest, and further covenants and agrees that the Aircraft will be registered in the United States throughout the term of this Agreement.

          (g) Buyer has not employed, engaged or otherwise dealt with any broker or agent in connection with this Agreement and any commissions payable as a result thereof shall be the sole responsibility of Buyer unless such broker or agent has been retained by Seller.

          (h) Buyer hereby specifically acknowledges, for the benefit of Seller, that neither Seller nor any employee or agent of (or counsel to) Seller has made any representation or warranty to Buyer as to (i) the future sale value or rental value of the Aircraft or the Interest, or (ii) any tax consequence to Buyer of its participation in any transaction contemplated by this Agreement or otherwise related in any way to the Aircraft, the Interest, or the purchase, sale, management, use or financing thereof.

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3.   Indemnification

     Each of Seller and Buyer will indemnify the other and protect, defend and hold it harmless from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorney's fees, wheresoever and howsoever arising which the indemnified party or its stockholders, or any or its, or their, directors, officers, agents, employees, stockholders or partners, may incur by reason of any breach by the indemnifying party of any of its representations or obligations set forth in the Documents. In the event any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against the non-indemnifying party, the non-indemnifying party shall notify the indemnifying party promptly after the receipt of notice by the non-indemnifying party that such claim was made or that such action was commenced. The indemnifying party shall be entitled to participate in the defense of any such claim or action by counsel of its own choosing. If the indemnifying party shall participate in the defense of such claim or action, the same shall not be settled without its prior written consent (which consent shall not be unreasonably withheld) unless the indemnifying party shall deny or fail to confirm after written request the other's right to indemnification. Each of Seller and Buyer also hereby indemnifies and shall hold the other harmless against any loss sustained or reasonable expense incurred by the other as the direct result of or arising out of the imposition on the Aircraft or the Interest of any Federal or other tax lien or the foreclosure thereof by virtue of the failure to pay or underpayment by the indemnifying party of the Federal or other taxes payable by such indemnifying party.

4.   Benefits of Representations, Warranties, Etc.

     Seller hereby assigns to Buyer (to the extent assignable) the benefits of all warranties, representations, covenants and indemnities made to Seller by, or which Seller is entitled to enforce against, the manufacturer of the Aircraft.

5.   Conditions Precedent to Closing

          (a) Seller's obligations to sell the Interest to Buyer shall be subject to the performance by Buyer of all of its agreements hereunder to be performed on or prior to the Closing Date including the obligation of Buyer to make the payments set forth in Section 1.2 hereof.

          (b) Buyer's obligations to purchase the Interest from Seller shall be subject to the performance by Seller of all of its agreements hereunder to be performed on or prior to the Closing Date and to the satisfaction of the following conditions:

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              (1) Execution and delivery by Seller to Buyer of the Bill of Sale;

              (2) Arrangements satisfactory to Buyer shall have been made with respect to the registration of Buyer's Interest with the FAA;

              (3) Seller shall present Buyer with evidence of Seller's title to the Aircraft to the extent of the Interest subject only to the rights of the Additional Interest Owners; and,

              (4) Executive Jet Aviation, Inc., a Delaware corporation and affiliate of Seller ("EJA"), shall have agreed to manage the Aircraft on behalf of Buyer and the Additional Interest Owners pursuant to the terms of a management agreement typically used by EJA (the "Management Agreement") and shall have agreed to administer an interchange program among Buyer, the Additional Interest Owners and certain owners of other aircraft pursuant to the terms of a master interchange agreement (the "Master Interchange Agreement"), copies of which agreements Buyer acknowledges have been previously delivered to and reviewed by Buyer.

          (c) Buyer agrees that, at such time as Seller and EJA mutually agree that the Aircraft is operational, in good working order and ready to use, Buyer will execute and deliver to Seller and EJA, an Aircraft Acceptance Form, Owner's Agreement, Master Interchange Agreement and Management Agreement in the forms previously delivered to and reviewed by Buyer, which shall be dated the date of such mutual agreement. Buyer hereby specifically appoints EJA as Buyer's agent to accept delivery of the Aircraft. Buyer agrees not to unreasonably withhold or delay its acceptance of the Aircraft. Buyer hereby agrees to execute and deliver the Aircraft Acceptance Form within five (5) days from the date of such agreement, and further agrees to indemnify and hold Seller harmless from and against any and all claims, charges, costs or expenses arising out of or relating to Buyer's failure to so execute and deliver such Aircraft Acceptance Form. The transaction contemplated hereunder shall be deemed to commence, and the Management Agreement, Owner's Agreement, Master Interchange Agreement and other Operative Documents shall be dated, as of the commencement date specified on the Aircraft Acceptance Form (the "Closing Date" or "Commencement Date").

6.   Repurchase by Seller

          (a) Seller hereby acknowledges and agrees that in the event of a material default by EJA in the performance of any of its substantive obligations under the Operative Documents or upon any breach of any material representations or warranties made by Seller hereunder which default shall continue for ten
     (10) days after receipt of written notice or in the event Buyer terminates the Management Agreement for any of the events specified in Section 16 of the Management Agreement which entitles Buyer to terminate the Management Agreement, then upon written notice, and provided no material default by Buyer has occurred and is continuing under any of the Operative Documents, Buyer shall have the right and the option to cause Seller to repurchase Buyer's Interest in the Aircraft for the then Fair Market Value of the Aircraft (determined by mutual agreement of Buyer and Seller, or absent such agreement, by an independent appraiser mutually agreed upon by the parties, or, absent such agreement, by a majority of three independent appraisers, one selected by the Buyer, one selected by the Seller, and the third selected by the other two) multiplied by the percentage equivalent of the Interest, utilizing the assumption, in calculating such repurchase price, that the Aircraft is in the condition required to be maintained under the Management Agreement, the engines on the Aircraft are mid-life (pre Hot Section inspections) and utilizing the actual number of hours on the airframe, and without regard to or consideration of any maintenance reserves established by EJA under the Management Agreement. Seller shall be entitled to deduct from the amount payable as the repurchase price all unpaid sums due under the Operative Documents, which sums if any, shall be retained by EJS if due EJS or remitted to the party to whom such sums are owing pursuant to the Operative Documents, and, in the event the repurchase price is insufficient to deduct therefrom all such sums due and owing, then Buyer shall remain liable to Seller for the payment of such sums to the extent of the deficiency. In the event Buyer notifies Seller of its desire to cause Seller to repurchase Buyer's Interest in the Aircraft as herein described, Seller shall have ninety (90) days after receipt of such notice to cause such repurchase to occur and Buyer agrees that upon any such repurchase Buyer will transfer to Seller good and marketable title to the Interest free and clear of any and all liens or encumbrances caused by Buyer other than mechanics liens to be discharged in the ordinary course of business.

          (b) Seller hereby acknowledges and agrees that Buyer shall have the right and option, upon at least thirty (30) days written notice and provided no material default by Buyer has occurred and is continuing under any of the Operative Documents, to cause Seller to repurchase Buyer's Interest in the Aircraft at any time after twenty-four (24) months from the date hereof for the then Fair Market Value of the Aircraft (determined by mutual agreement of Buyer and Seller, or absent such agreement, by an independent appraisers, appraiser mutually agreed upon by the parties, or, absent such agreement, by a majority of three independent appraisers one selected by the Buyer, one selected by the Seller, and the third selected by the other two) multiplied by the percentage equivalent of the Interest net of a seven percent (7%) brokerage commission to be reserved by Seller, utilized the assumption, in calculating such repurchase price, that the Aircraft is in the condition required to be maintained under the Management Agreement, the engines on the Aircraft are mid-life (pre Hot Section inspections) and utilizing the actual number of hours on the airframe and without regard to or consideration of any maintenance reserves established by EJA under the Management Agreement. Seller shall be entitled to deduct from the amount payable as the repurchase price all unpaid sums due under the Operative Documents, which sums if any shall be retained by EJS if due EJS or remitted to the party to whom such sums are owing pursuant to the Operative Documents, and, in the event the repurchase price is insufficient to deduct therefrom all such sums due and owing, then Buyer shall remain liable to Seller for the payment of such sums to the extent of the deficiency. In the event Buyer notifies Seller of its desire to cause Seller to repurchase Buyer's Interest in the Aircraft as herein described, Seller shall have ninety (90) days after receipt of such notice to cause such repurchase to occur and Buyer agrees that upon any such repurchase Buyer will transfer to Seller good and marketable title to the Interest free and clear of any and all liens or encumbrances caused by Buyer other than mechanics liens to be discharged in the ordinary course of business.

          (c) Buyer hereby acknowledges and agrees that Seller shall have the right and option, in addition to any other remedies Seller may be entitled to, upon a material default by Buyer under any of the Operative Documents which results in the termination of the Management Agreement by EJA, to repurchase Buyer's Interest in the Aircraft for the then Fair Market Value of the Aircraft (determined by mutual agreement of Buyer and Seller, or, absent such agreement, by an independent appraiser mutually agreed upon by the parties, or absent such agreement, by a majority of three independent appraisers, one selected by Buyer, one selected by Seller and the third selected by the other two) multiplied by the percentage equivalent of the Interest, in each case net of a seven percent (7%) brokerage commission to be reserved by Seller, utilizing the assumption, in calculating such repurchase price, that the Aircraft is in the condition required to be maintained under the Management Agreement, the engines on the Aircraft are mid-life (pre Hot Section inspections) and utilizing the actual number of hours on the airframe and without regard to or consideration of any maintenance reserves established by EJA under the Management Agreement. Seller shall be entitled to deduct from the amount payable as the repurchase price all unpaid sums due under the Operative Documents, which sums if any, shall be retained by EJS if due EJS or remitted to the party to whom such sums are owing pursuant to the Operative Documents, and, in the event the repurchase price is insufficient to deduct therefrom all such sums due and owing, then Buyer shall remain liable to Seller for the payment of such sums to the extent of the deficiency. In the event Seller notifies Buyer of its desire to repurchase Buyer's Interest in the Aircraft as herein described, Seller shall have ninety (90) days after receipt of such notice by Buyer to cause such repurchase to occur and Buyer agrees that upon any such repurchase Buyer shall transfer to Seller good and marketable title to the interest free and clear of any and all liens or encumbrances caused by Buyer other than mechanics liens to be discharged in the ordinary course of business.

          (d) Notwithstanding the foregoing, in the event Seller repurchases Buyer's Interest in the Aircraft, such repurchase by Seller shall not be deemed a waiver of EJA's, Seller's or Buyer's right to pursue all remedies at law and in equity to which it may otherwise be entitled against the other party(ies) for any default under the Operative Documents, each acknowledging that it shall retain the right to proceed against the other party(ies) after the repurchase for any such default.

7.   Transferability of Aircraft

    Buyer shall not, for so long as the Aircraft is being operated under the terms of the Management Agreement and the Master Interchange Agreement, sell or otherwise transfer Buyer's Interest in the Aircraft to any other person, firm or entity (the "New Purchaser"), other than an affiliate of Buyer or pursuant to
Section 20 of the Management Agreement, or to a Bank as security as set forth in
Section 1 of the Owners Agreement, without the prior written consent of Seller and EJA, which consent shall not be unreasonably withheld, provided that such New Purchaser (i) meets Seller's and EJA's credit criteria or Buyer agrees to guaranty such New Purchaser's obligations under the Operative Documents, and
(ii) is approved by EJA as to geographic location and flying patterns, and (iii) assumes the obligations of Buyer under the Operative Documents.

8.   Sale of Additional Interests

    Seller hereby specifically reserves the right to sell additional interests in the Aircraft for the remaining unsold portion of the Aircraft to such persons, firms or entities as Seller, in its sole discretion, deems acceptable, provided that such Additional Interest Owners execute a management agreement substantially similar to the Management Agreement as well as execute the Owner's Agreement and Master Interchange Agreement, and Buyer shall have no right to object to any such sale by Seller. Upon any such sale by Seller to Additional Interest

Owners a tenancy-in-common shall arise among Buyer and such Additional Interest Owners.

9.   Miscellaneous

      9.1. Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein.

      9.2. Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon, the respective successors, assigns and permitted transferees of either party.

      9.3. Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) telecopied at time of transmission or (iii) three (3) days after mailed by certified mail, return receipt requested, postage prepaid and addressed to the party for which it is intended at the address as set forth at the head of this Agreement and on the signature page, together with a copy to any addressee as may be designated by a party by notice hereunder. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

      9.4. Governing Law. This Agreement constitutes the entire understanding among the parties and there are no representations or warranties, conditions, covenants or agreements other than as set forth expressly herein and in the Documents, and any changes or modifications hereto must be in writing and signed by authorized representatives of both parties. The parties hereto further agree that the courts of the United States and State of Ohio shall have jurisdiction over the parties with regard to any disputes arising under this Agreement or arising out of the operation, maintenance, inspection, servicing or occupancy of the Aircraft during the term of the Agreement and that this Agreement shall be interpreted and governed by the laws of the State of Ohio.

      9.5. Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

      9.6. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      9.7. Amendments. This Agreement may be amended or varied only by documents, in writing, of even or subsequent date hereof, executed by Buyer and Seller.

      9.8. Further Assurances. Each party hereto shall execute and deliver all such further instruments and documents as may reasonably be requested by the other party in order to fully carry out the intent and accomplish the purposes of the Documents and the transactions referred to therein.

      9.9. Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below opposite their signatures.



BUYER:         WEST TELEMARKETING CORPORATION, a Delaware corporation

SIGNATURE:               /s/ Troy L. Eaden
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BY:                 Troy L. Eaden                                        3-14-96
    ----------------------------------------------------------------------------
                      Please print or type                                (date)

TITLE:                  Chief Executive Officer
        ------------------------------------------------------------------------

ADDRESS:      9910 Maple Street, Omaha, NE 68134

SELLER:       EXECUTIVE JET SALES, INC.

SIGNATURE:      /s/ David S. Beach                                       3-14-96
          ----------------------------------------------------------------------
                                                                         (date)

BY:           David S. Beach                                             3-14-96
    ----------------------------------------------------------------------------
                                                                          (date)

TITLE:        Vice President
      --------------------------------------------------------------------------

ADDRESS:      625 Hamilton Road, Columbus, Ohio 43219
        ------------------------------------------------------------------------

SCHEDULE

Description of Equipment and Interest

     A 12.5% undivided interest in the following aircraft, together with all engines, appurtenances, appliances, parts, instruments, accessions, furnishings and other equipment of whatever nature incorporated in or contained in or attached to the same:


Aircraft                      Cessna Citation V Ultra

Engines -                     Pratt & Whitney JT15D-5D

Manufacturer's Serial No.     560-0352

Engine Serial #'s             Left     PCE 500193

                              Right    PCE 500192

FAA Registration No.          N 352 QS

Total time on Aircraft        9

Total Time on Engines         Left  9

                              Right  9

PURCHASE PRICE:               $ 755,000

ANTICIPATED DELIVERY DATE:    ________________